                                                                     EXHIBIT 5.2

                   [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                                 January 20, 2006

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3, to be filed by Residential Funding Mortgage Securities I, Inc., a Delaware
corporation (the "Registrant"), with the Securities and Exchange Commission on
January 20, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of
Mortgage Pass-Through Certificates (the "Certificates"). The Certificates are
issuable in series (each, a "Series") under a separate pooling and servicing agreement (each such agreement, a "Pooling and Servicing Agreement") by and among the Registrant, the master servicer named therein and the Trustee named therein. The Certificates of each Series are to be sold as set forth in the
Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that when the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed, authorized and delivered in accordance with the Pooling and Servicing Agreement relating to such Series and sold, the Certificates will be legally issued, fully paid, binding obligations of the trust created by the Pooling and Servicing Agreement, and the holders of the Certificates will be entitled to the benefits of the
Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or

affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP